UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 24, 2020

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

10 Brook Street London, England	W1S 1BG
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Shares, Nominal Value $0.01 per Share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2020, the Board of Directors of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), approved an amendment to the Noble Corporation plc 2015 Omnibus Incentive Plan (the “Noble Incentive Plan”) to change the metric used as a limitation on annual equity awards that may be made to any individual under the Noble Incentive Plan from a maximum share amount, the value of which would necessarily be impacted by changes in the Company’s share price, to a maximum dollar amount, which would remain constant and would not be impacted by changes in the Company’s share price. As a result, the maximum annual award that may be made in equity awards under the Noble Incentive Plan will be limited to $10,000,000 in value (the same limit that is applicable under the Noble Incentive Plan to cash awards), rather than a limit of 2,000,000 ordinary shares. As was the case with the share limit, the $10,000,000 limit will be applied separately to (i) awards of options and stock appreciation rights and (ii) other awards that may be settled in ordinary shares. As the amendment does not affect the maximum number of ordinary shares available for awards under the Noble Incentive Plan, and future awards under the Noble Incentive Plan will continue to count against such maximum number of available ordinary shares, the amendment would not increase the potential dilutive effect of the Noble Incentive Plan. No other amendments were made to the Noble Incentive Plan. A copy of the amended Noble Incentive Plan will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

Date: March 27, 2020	By:	/s/ William E. Turcotte
William E. Turcotte
Senior Vice President, General Counsel and Corporate Secretary